Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
investor@huronconsultinggroup.com
Huron Announces Third Quarter 2020 Financial Results and Updates 2020 Guidance
THIRD QUARTER 2020 HIGHLIGHTS
•Revenues were $205.3 million in Q3 2020 compared to $219.3 million in Q3 2019.
•Net income from continuing operations was $11.1 million in Q3 2020 compared to $13.7 million in Q3 2019.
•Adjusted EBITDA(7), a non-GAAP measure, was $23.6 million in Q3 2020 compared to $28.8 million in Q3 2019.
•Diluted earnings per share from continuing operations was $0.50 in Q3 2020 compared to $0.61 in Q3 2019.
•Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $0.59 in Q3 2020 compared to $0.79 in Q3 2019.
•Huron repaid $80.0 million of outstanding borrowings on the company's revolving credit facility during Q3 2020, reflecting strong cash flows during the quarter.
YEAR-TO-DATE 2020 HIGHLIGHTS AND 2020 GUIDANCE
•Revenues increased $1.3 million, or 0.2%, to $645.8 million for the first nine months of 2020 from $644.5 million for the same prior year period.
•Net loss from continuing operations, which includes non-cash pretax goodwill impairment charges of $59.8 million related to the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment incurred in Q1 2020, was $17.6 million for the first nine months of 2020 compared to net income from continuing operations of $27.6 million for the same prior year period.
•Adjusted EBITDA(7), a non-GAAP measure, was $70.1 million for the first nine months of 2020 compared to $76.0 million for the same prior year period.
•Diluted loss per share from continuing operations was $0.81 for the first nine months of 2020 compared to diluted earnings per share from continuing operations of $1.23 for the first nine months of 2019.
•Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $1.70 for the first nine months of 2020 compared to $1.95 for the first nine months of 2019.
•Cash flows from operating activities were $78.0 million for the first nine months of 2020.
•The company announced a restructuring plan that includes a reduction in workforce and leased office space, which is expected to result in annualized savings in a range of $23.0 million to $27.0 million. Additional cost avoidance measures, including limited annual salary increases, are expected to result in additional annualized savings. The company does not anticipate a material revenue impact related to the restructuring actions.

•Huron updates its previous earnings guidance range for full year 2020, including revenue expectations in a range of $835 million to $855 million.
CHICAGO - Nov 2, 2020 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the third quarter ended September 30, 2020.
“Our third-quarter performance was in line with our expectations. Growth in the Business Advisory segment reflected solid demand for our restructuring services and the acceleration of clients’ investments in technology to improve their operations, while the ongoing pandemic has continued to create disruption for our clients in the healthcare and education industries,” said James H. Roth, chief executive officer of Huron. “The current crisis presents a classic set of challenges for our clients, including how to balance addressing immediate operational issues with strategically managing for the long-term. Huron is well positioned to help our clients in this environment as we work with them to solve an increasingly complex array of issues and position their organizations for a successful future.”
COVID-19 IMPACT
The worldwide spread of the coronavirus (COVID-19) has created significant volatility, uncertainty and disruption to the global economy. The company continues to closely monitor the impact of the pandemic on all aspects of its business, including how it will impact its clients, employees and business partners. In the first nine months of 2020, some clients reprioritized and delayed projects as a result of the pandemic. This negatively impacted demand for certain services, primarily in the company's Healthcare and Education segments. Conversely, the pandemic strengthened demand for cloud-based technology and analytics solutions and certain services provided to organizations in transition within the company's Business Advisory segment.
During the third quarter of 2020, the pandemic continued to negatively impact sales and elongate the sales cycle for new opportunities for certain services, particularly within the company's Healthcare and Education segments. Therefore, the company expects the COVID-19 pandemic to continue to have an unfavorable impact on its financial results in the fourth quarter of 2020 compared to the same prior year period, which is contemplated in the updated full year 2020 guidance provided.
FOURTH QUARTER 2020 RESTRUCTURING PLAN
On October 29, 2020, the company announced a restructuring plan to reduce operating costs to address the impact of the COVID-19 pandemic on its business. The restructuring plan provides for a reduction in workforce and leased office space that is expected to result in annualized savings of approximately $23.0 million to $27.0 million. The company does not anticipate a material revenue impact related to the restructuring actions.
The reduction in workforce impacts approximately 145 employees across all segments and corporate operations. The company expects the reduction in workforce to be substantially complete by the end of the fourth quarter of 2020 and expects to incur an estimated restructuring charge in a range of approximately $3.5 million to $4.5 million related to cash payments for employee severance and benefits.
The reduction in leased office space is expected to result in estimated non-cash restructuring charges in a range of approximately $12.0 million to $15.0 million. The non-cash restructuring charges related to the reduction in leased office space are expected to be recorded primarily in the fourth quarter of 2020. Future cash expenditures related to the leased office space are expected to continue through 2029. The exact amount and timing of the office space reductions, and the associated payments and expenses, depend on a number of factors, including the company’s ability to terminate or modify existing lease contracts and/or enter into sublease agreements for the exited spaces to lower future cash expenditures.
Additional cost avoidance measures, including limiting annual salary increases, are expected to result in additional annualized savings.
In addition, the company announced its intent to divest its life sciences drug safety practice, a UK-based business that is part of the Life Sciences reporting unit within the Business Advisory segment. For the nine months ended September 30, 2020, this practice generated $1.9 million of revenue and is not significant to the company's consolidated financial statements. The company expects the divestiture to be completed in the fourth quarter of 2020.

The company believes these measures will better align delivery capacity with anticipated demand and strengthen the company’s financial position amidst the ongoing disruption, creating a foundation from which it can grow.
THIRD QUARTER 2020 RESULTS FROM CONTINUING OPERATIONS
Revenues were $205.3 million for the third quarter of 2020, compared to $219.3 million for the third quarter of 2019.
Net income from continuing operations was $11.1 million for the third quarter of 2020 compared to $13.7 million for the same quarter last year. Diluted earnings per share from continuing operations was $0.50 for the third quarter of 2020 compared to $0.61 for the third quarter of 2019.
Third quarter 2020 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) was $23.3 million compared to $28.6 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2020	2019
Amortization of intangible assets	$3,155	$4,205
Restructuring and other charges	$59	$127
Litigation and other gains	$—	$(630)
Non-cash interest on convertible notes	$—	$2,171
Transaction-related expenses	$437	$563
Tax effect of adjustments	$(1,692)	$(1,673)
Tax benefit related to "check-the-box" election	$—	$(736)
Foreign currency transaction losses (gains), net	$(194)	$114
Adjusted EBITDA(7) was $23.6 million, or 11.5% of revenues, in the third quarter of 2020, compared to $28.8 million, or 13.1% of revenues, in the same prior year period. Adjusted net income from continuing operations(7) was $13.0 million, or $0.59 per diluted share, for the third quarter of 2020, compared to $17.7 million, or $0.79 per diluted share, for the same prior year period.
The average number of full-time billable consultants(1) increased 4.7% to 2,592 in the third quarter of 2020 from 2,476 in the same quarter last year, primarily related to hiring that occurred prior to the COVID-19 pandemic. Full-time billable consultant utilization rate(2) was 70.4% during the third quarter of 2020, compared to 76.3% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $206 for both the third quarter of 2020 and 2019. The average number of full-time equivalent professionals(5) was 360 in the third quarter of 2020, compared to 288 for the same period in 2019.
YEAR-TO-DATE 2020 RESULTS FROM CONTINUING OPERATIONS
Revenues slightly increased $1.3 million, or 0.2%, to $645.8 million for the first nine months of 2020, compared to $644.5 million for the same prior year period.
Net loss from continuing operations was $17.6 million for the first nine months of 2020, compared to net income from continuing operations of $27.6 million for the same prior year period. Diluted loss per share from continuing operations was $0.81 for the first nine months of 2020, compared to diluted earnings per share from continuing operations of $1.23 for the first nine months of 2019. Results for the first nine months of 2020 reflect non-cash pretax charges totaling $59.8 million to reduce the carrying value of goodwill in the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment. The impairment charges are non-cash in nature and do not affect the company's liquidity or debt covenants.
EBITDA(7) was $7.0 million for the first nine months of 2020, compared to EBITDA of $72.8 million for the first nine months of 2019.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2020	2019
Amortization of intangible assets	$9,558	$13,036
Restructuring and other charges	$2,626	$2,156
Litigation and other gains	$(150)	$(1,571)
Goodwill impairment charges	$59,816	$—
Non-cash interest on convertible notes	$—	$6,436
Loss on sale of business	$102	$—
Transaction-related expenses	$437	$2,613
Tax effect of adjustments	$(17,041)	$(5,909)
Tax benefit related to "check-the-box" election	$—	$(736)
Foreign currency transaction losses, net	$245	$36
Adjusted EBITDA(7) was $70.1 million, or 10.8% of revenues, for the first nine months of 2020, compared to $76.0 million, or 11.8% of revenues, for the first nine months of 2019. Adjusted net income from continuing operations(7) was $37.7 million, or $1.70 per diluted share, for the first nine months of 2020, compared to $43.7 million, or $1.95 per diluted share, for the same prior year period.
The average number of full-time billable consultants(1) increased 9.1% to 2,592 in the first nine months of 2020 from 2,376 in the first nine months of 2019, primarily related to hiring that occurred prior to the COVID-19 pandemic. Full-time billable consultant utilization rate(2) was 71.5% during the first nine months of 2020, compared to 76.5% during the same prior year period. Average billing rate per hour for full-time billable consultants(3) was $206 for the first nine months of 2020, compared to $207 for the first nine months of 2019. The average number of full-time equivalent professionals(5) was 362 in the first nine months of 2020, compared to 295 in the same prior year period.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2020 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (42%); Business Advisory (31%); and Education (27%). Financial results by segment are included in the attached schedules and in Huron's Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2020.
OUTLOOK FOR 2020
Based on currently available information, the company is updating guidance for full year 2020 revenues before reimbursable expenses in a range of $835 million to $855 million. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 10.0% to 10.5% and non-GAAP adjusted diluted earnings per share in a range of $1.95 to $2.15.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.
THIRD QUARTER 2020 WEBCAST
The company will host a webcast to discuss its financial results today, November 2, 2020, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and non-GAAP adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2019, and under "Item 1A. Risk Factors" in Huron's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues and reimbursable expenses:
Revenues	$205,304	$219,289	$645,780	$644,488
Reimbursable expenses	2,860	23,636	25,133	65,787
Total revenues and reimbursable expenses	208,164	242,925	670,913	710,275
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	145,459	143,034	451,221	422,442
Amortization of intangible assets and software development costs	1,370	1,162	4,005	3,450
Reimbursable expenses	2,840	23,571	25,095	65,897
Total direct costs and reimbursable expenses	149,669	167,767	480,321	491,789
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	38,561	48,123	126,864	151,409
Restructuring charges	59	127	1,777	2,156
Litigation and other gains	—	(630)	(150)	(1,571)
Depreciation and amortization	6,176	6,962	18,483	21,285
Goodwill impairment charges	—	—	59,816	—
Total operating expenses and other losses (gains), net	44,796	54,582	206,790	173,279
Operating income (loss)	13,699	20,576	(16,198)	45,207
Other income (expense), net:
Interest expense, net of interest income	(2,259)	(4,374)	(7,516)	(13,156)
Other income (expense), net	2,035	(82)	687	2,830
Total other income (expense), net	(224)	(4,456)	(6,829)	(10,326)
Income (loss) from continuing operations before taxes	13,475	16,120	(23,027)	34,881
Income tax expense (benefit)	2,388	2,414	(5,413)	7,256
Net income (loss) from continuing operations	11,087	13,706	(17,614)	27,625
Loss from discontinued operations, net of tax	(29)	(52)	(89)	(195)
Net income (loss)	$11,058	$13,654	$(17,703)	$27,430
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$0.50	$0.62	$(0.81)	$1.26
Loss from discontinued operations, net of tax	—	—	—	(0.01)
Net income (loss)	$0.50	$0.62	$(0.81)	$1.25
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$0.50	$0.61	$(0.81)	$1.23
Loss from discontinued operations, net of tax	—	—	—	(0.01)
Net income (loss)	$0.50	$0.61	$(0.81)	$1.22
Weighted average shares used in calculating earnings (loss) per share:
Basic	21,905	22,052	21,868	21,973
Diluted	22,175	22,561	21,868	22,425
Comprehensive income:
Net income (loss)	$11,058	$13,654	$(17,703)	$27,430
Foreign currency translation adjustments, net of tax	381	(630)	(294)	(673)
Unrealized gain (loss) on investment, net of tax	4,885	1,168	(1,051)	7,740
Unrealized loss on cash flow hedging instruments, net of tax	(243)	(149)	(3,633)	(998)
Other comprehensive income (loss)	5,023	389	(4,978)	6,069
Comprehensive income (loss)	$16,081	$14,043	$(22,681)	$33,499

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$74,745	$11,604
Receivables from clients, net	94,644	116,571
Unbilled services, net	78,346	79,937
Income tax receivable	244	2,376
Prepaid expenses and other current assets	11,853	14,248
Total current assets	259,832	224,736
Property and equipment, net	34,879	38,413
Deferred income taxes, net	11,425	1,145
Long-term investments	66,122	54,541
Operating lease right-of-use assets	50,499	54,954
Other non-current assets	58,944	52,177
Intangible assets, net	22,250	31,625
Goodwill	586,730	646,680
Total assets	$1,090,681	$1,104,271
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,838	$7,944
Accrued expenses and other current liabilities	23,646	18,554
Accrued payroll and related benefits	105,276	141,605
Current maturities of long-term debt	540	529
Current maturities of operating lease liabilities	9,058	7,469
Deferred revenues	31,768	28,443
Total current liabilities	175,126	204,544
Non-current liabilities:
Deferred compensation and other liabilities	44,699	28,635
Long-term debt, net of current portion	250,917	208,324
Operating lease liabilities, net of current portion	64,318	69,233
Deferred income taxes, net	555	8,070
Total non-current liabilities	360,489	314,262
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,444,128 and 25,144,764 shares issued at September 30, 2020 and December 31, 2019, respectively	247	247
Treasury stock, at cost, 2,571,266 and 2,425,430 shares at September 30, 2020 and December 31, 2019, respectively	(129,438)	(128,348)
Additional paid-in capital	454,153	460,781
Retained earnings	220,146	237,849
Accumulated other comprehensive income	9,958	14,936
Total stockholders’ equity	555,066	585,465
Total liabilities and stockholders’ equity	$1,090,681	$1,104,271

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(17,703)	$27,430
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	22,511	25,410
Non-cash lease expense	5,844	6,413
Lease impairment charge	—	805
Share-based compensation	18,559	18,094
Amortization of debt discount and issuance costs	595	8,066
Goodwill impairment charges	59,816	—
Allowances for doubtful accounts	539	191
Deferred income taxes	(16,125)	(262)
Loss on sale of business	102	—
Change in fair value of contingent consideration liabilities	—	(1,506)
Changes in operating assets and liabilities, net of divestiture:
(Increase) decrease in receivables from clients, net	23,493	(6,817)
(Increase) decrease in unbilled services, net	1,597	(30,163)
(Increase) decrease in current income tax receivable / payable, net	9,455	10,561
(Increase) decrease in other assets	(3,426)	(4,160)
Increase (decrease) in accounts payable and other liabilities	(5,272)	(3,565)
Increase (decrease) in accrued payroll and related benefits	(25,290)	(1,850)
Increase (decrease) in deferred revenues	3,290	3,098
Net cash provided by operating activities	77,985	51,745
Cash flows from investing activities:
Purchases of property and equipment, net	(5,731)	(10,024)
Purchases of investment securities	(13,000)	—
Investment in life insurance policies	(2,026)	(4,434)
Purchases of businesses	(801)	(2,500)
Capitalization of internally developed software costs	(6,830)	(7,462)
Net cash used in investing activities	(28,388)	(24,420)
Cash flows from financing activities:
Proceeds from exercise of stock options	825	703
Shares redeemed for employee tax withholdings	(7,797)	(5,206)
Share repurchases	(22,115)	—
Proceeds from bank borrowings	283,000	105,500
Repayments of bank borrowings	(240,396)	(105,885)
Payment of debt issuance costs	—	(1,498)
Payments for contingent consideration liabilities	—	(4,674)
Net cash provided by (used in) financing activities	13,517	(11,060)
Effect of exchange rate changes on cash	27	38
Net increase in cash and cash equivalents	63,141	16,303
Cash and cash equivalents at beginning of the period	11,604	33,107
Cash and cash equivalents at end of the period	$74,745	$49,410

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2020	2019
Healthcare:
Revenues	$87,406	$100,000	(12.6)%
Operating income	$25,610	$32,863	(22.1)%
Segment operating income as a percentage of segment revenues	29.3%	32.9%
Business Advisory:
Revenues	$66,048	$62,519	5.6%
Operating income	$10,780	$11,942	(9.7)%
Segment operating income as a percentage of segment revenues	16.3%	19.1%
Education:
Revenues	$51,850	$56,770	(8.7)%
Operating income	$12,548	$14,413	(12.9)%
Segment operating income as a percentage of segment revenues	24.2%	25.4%
Total Company:
Revenues	$205,304	$219,289	(6.4)%
Reimbursable expenses	2,860	23,636	(87.9)%
Total revenues and reimbursable expenses	$208,164	$242,925	(14.3)%
Statements of Operations reconciliation:
Segment operating income	$48,938	$59,218	(17.4)%
Items not allocated at the segment level:
Other operating expenses	29,042	32,310	(10.1)%
Litigation and other gains	—	(630)	N/M
Depreciation and amortization	6,197	6,962	(11.0)%
Total operating income (loss)	13,699	20,576	(33.4)%
Other expense, net	(224)	(4,456)	(95.0)%
Income from continuing operations before taxes	$13,475	$16,120	(16.4)%
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	838	886	(5.4)%
Business Advisory	1,001	954	4.9%
Education	790	727	8.7%
Total	2,629	2,567	2.4%
Average number of full-time billable consultants (for the period) (1):
Healthcare	844	858
Business Advisory	976	920
Education	772	698
Total	2,592	2,476

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended September 30,
Other Operating Data (continued):	2020	2019
Full-time billable consultant utilization rate (2):
Healthcare	71.4%	81.8%
Business Advisory	72.6%	72.0%
Education	66.5%	75.5%
Total	70.4%	76.3%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$252	$226
Business Advisory (4)	$186	$193
Education	$184	$197
Total (4)	$206	$206
Revenue per full-time billable consultant (in thousands):
Healthcare	$77	$84
Business Advisory	$64	$65
Education	$57	$70
Total	$66	$73
Average number of full-time equivalents (for the period) (5):
Healthcare	279	217
Business Advisory	35	19
Education	46	52
Total	360	288
Revenue per full-time equivalent (in thousands):
Healthcare	$80	$128
Business Advisory	$106	$126
Education	$165	$151
Total	$93	$132

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2020	2019
Healthcare:
Revenues	$268,340	$295,621	(9.2)%
Operating income	$70,831	$94,058	(24.7)%
Segment operating income as a percentage of segment revenues	26.4%	31.8%
Business Advisory:
Revenues	$201,423	$183,602	9.7%
Operating income	$37,306	$32,997	13.1%
Segment operating income as a percentage of segment revenues	18.5%	18.0%
Education:
Revenues	$176,017	$165,265	6.5%
Operating income	$41,792	$43,235	(3.3)%
Segment operating income as a percentage of segment revenues	23.7%	26.2%
Total Company:
Revenues	$645,780	$644,488	0.2%
Reimbursable expenses	25,133	65,787	(61.8)%
Total revenues and reimbursable expenses	$670,913	$710,275	(5.5)%
Statements of Operations reconciliation:
Segment operating income	$149,929	$170,290	(12.0)%
Items not allocated at the segment level:
Other operating expenses	87,826	105,369	(16.6)%
Litigation and other gains	(150)	(1,571)	(90.5)%
Depreciation and amortization	18,635	21,285	(12.5)%
Goodwill impairment charges (6)	59,816	—	N/M
Total operating income (loss)	(16,198)	45,207	N/M
Other expense, net	(6,829)	(10,326)	(33.9)%
Income (loss) from continuing operations before taxes	$(23,027)	$34,881	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	838	886	(5.4)%
Business Advisory	1,001	954	4.9%
Education	790	727	8.7%
Total	2,629	2,567	2.4%
Average number of full-time billable consultants (for the period) (1):
Healthcare	873	835
Business Advisory	940	876
Education	779	665
Total	2,592	2,376

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,
Other Operating Data (continued):	2020	2019
Full-time billable consultant utilization rate (2):
Healthcare	70.2%	80.4%
Business Advisory	72.6%	72.7%
Education	71.7%	76.7%
Total	71.5%	76.5%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$233	$225
Business Advisory (4)	$197	$195
Education	$189	$200
Total (4)	$206	$207
Revenue per full-time billable consultant (in thousands):
Healthcare	$216	$247
Business Advisory	$204	$202
Education	$194	$217
Total	$205	$222
Average number of full-time equivalents (for the period) (5):
Healthcare	279	237
Business Advisory	27	14
Education	56	44
Total	362	295
Revenue per full-time equivalent (in thousands):
Healthcare	$285	$375
Business Advisory	$370	$465
Education	$453	$480
Total	$317	$395

(1)Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)Utilization rate for full-time billable consultants is calculated by dividing the number of hours full-time billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $201 and $221 for the three months ended September 30, 2020 and 2019, respectively; and $217 and $220 for the nine months ended September 30, 2020 and 2019, respectively.
Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $212 and $216 for the three months ended September 30, 2020 and 2019, respectively; and $213 and $216 for the nine months ended September 30, 2020 and 2019, respectively.
(5)Consists of coaches and their support staff within the Culture and Organizational Excellence solution, consultants who work variable schedules as needed by clients, employees who provide managed services in our Healthcare segment, and full-time employees who provide software support and maintenance services to clients.
(6)The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.
N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$205,304	$219,289	$645,780	$644,488
Net income (loss) from continuing operations	$11,087	$13,706	$(17,614)	$27,625
Add back:
Income tax expense (benefit)	2,388	2,414	(5,413)	7,256
Interest expense, net of interest income	2,259	4,374	7,516	13,156
Depreciation and amortization	7,546	8,124	22,488	24,735
Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	23,280	28,618	6,977	72,772
Add back:
Restructuring and other charges	59	127	2,626	2,156
Litigation and other gains	—	(630)	(150)	(1,571)
Goodwill impairment charges	—	—	59,816	—
Loss on sale of business	—	—	102	—
Transaction-related expenses	437	563	437	2,613
Foreign currency transaction losses (gains), net	(194)	114	245	36
Adjusted EBITDA (7)	$23,582	$28,792	$70,053	$76,006
Adjusted EBITDA as a percentage of revenues (7)	11.5%	13.1%	10.8%	11.8%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) from continuing operations	$11,087	$13,706	$(17,614)	$27,625
Weighted average shares - diluted	22,175	22,561	21,868	22,425
Diluted earnings (loss) per share from continuing operations	$0.50	$0.61	$(0.81)	$1.23
Add back:
Amortization of intangible assets	3,155	4,205	9,558	13,036
Restructuring and other charges	59	127	2,626	2,156
Litigation and other gains	—	(630)	(150)	(1,571)
Goodwill impairment charges	—	—	59,816	—
Non-cash interest on convertible notes	—	2,171	—	6,436
Loss on sale of business	—	—	102	—
Transaction-related expenses	437	563	437	2,613
Tax effect of adjustments	(1,692)	(1,673)	(17,041)	(5,909)
Tax benefit related to "check-the-box" election	—	(736)	—	(736)
Total adjustments, net of tax	1,959	4,027	55,348	16,025
Adjusted net income from continuing operations (7)	$13,046	$17,733	$37,734	$43,650
Adjusted weighted average shares - diluted (8)	22,175	22,561	22,207	22,425
Adjusted diluted earnings per share from continuing operations (7)	$0.59	$0.79	$1.70	$1.95

(7)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(8)    As the company reported a net loss for the nine months ended September 30, 2020, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments described above resulted in adjusted net income from continuing operations for the first nine months of 2020. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.